                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  JULY 8, 1996
                                 Date of Report
                       (Date of earliest event reported)

                                  SCHAWK, INC.
                           (Exact name of Registrant
                          as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                     1-9335
                          (Commission File Number(s))

                                   36-2545354
                      (I.R.S. Employer Identification No.)

                                1695 RIVER ROAD
                             DES PLAINES, ILLINOIS
                    (Address of principal executive office)

                                     60018
                                   (Zip Code)

                                  847/827-9494
              (Registrant's telephone number, including area code)




                                  Page 1 of 5
                        Exhibit Index appears on page 4.

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ITEM 5. OTHER EVENTS

     The Registrant has announced that it has entered into a Letter of Intent with Stanmont, Inc., a privately held company in Montreal, Quebec, Canada. The Registrant intends to acquire 100% of the stock of Stanmont, Inc. Stanmont has operations in Montreal and two operating facilities in Toronto, Ontario and had revenues of $20 million (US) in 1995. This intended acquisition has been deemed not to be "significant" as defined by Instruction 4 to Item 2 of the Form 8-K. Further details of this development are contained in the press release of the Registrant dated July 8, 1996 and attached hereto as Exhibit A.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



SCHAWK, INC.
- ------------
(Registrant)




/s/ David A. Schawk
- -------------------
President, Chief Executive Officer and Director




/s/ Marie Meisenbach Graul
- --------------------------
Chief Financial Officer, Treasurer, Public Information Officer and Director






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                                 EXHIBIT INDEX

EXHIBIT A.      Registrant's Press Release Dated July 8, 1996           Page 5





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EXHIBIT A.



NEWS
FOR IMMEDIATE RELEASE                                July 8, 1996

For further information, please contact:
SCHAWK, INC.                                         STANMONT, INC.
Marie Meisenbach Graul                               Bernard G. Cote
Chief Financial Officer                              President
847/827-9494                                         514/527-4111


        SCHAWK, INC. ANNOUNCES INTENDED ACQUISITION OF STANMONT, INC.

     Des Plaines, IL -- Monday, July 8, 1996 -- Schawk, Inc. (NYSE-SGK) today announced that it has entered into a Letter of Intent with Stanmont, Inc. of Montreal, Quebec, Canada. Stanmont has operations in Montreal and two operating facilities in Toronto, Ontario under the names of Batten Graphics and Cyber Images. Stanmont has been in business for 25 years and has 175 employees. Schawk intends to acquire 100% of the stock of Stanmont, Inc. Stanmont is a privately held company and had revenue of $20 million (US) in 1995.

     David A. Schawk, Chief Executive Officer of Schawk, Inc., indicated that the acquisition of Stanmont is consistent with strategic objectives of growing the Schawk Companies to supply the global imaging requirements for multinational customers and to take advantage of consolidation opportunities within the imaging market.

     Schawk stated, "Stanmont brings to Schawk a sizable Canadian operation which produces imaging products for the packaging, retail, collateral and advertising markets. Stanmont and Schawk will operate together as part of a global company adding many excellent Canadian clients onto our customer roster." Schawk continued, "Another result of the combination will be greater purchasing power and the continuing expansion of our imaging technology base. We believe that this transaction will further enhance our ability to better serve our multinational client base."

     Bernard G. Cote, President of Stanmont, Inc. stated, "As part of Schawk, Stanmont looks forward to continuing its growth in the Canadian market and is pleased to be able to provide additional and extended services to its clients in taking advantage of Schawk's depth and proven track record in the imaging business."

     Details of the agreement as still subject to due diligence; however, the Company expects to close this transaction later this summer. The Companies are not disclosing the terms of the transaction.

                                    -END-

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